EXHIBIT 5.1


                                January 28, 1997

Board of Directors
Orion Network Systems, Inc.
2440 Research Boulevard
Suite 400
Rockville, Maryland  20850


Ladies and Gentlemen:

                  We are acting as counsel to Orion Network Systems, Inc., a Delaware corporation incorporated under the name Orion Newco Services, Inc. (the "Company"), in connection with the registration statement on Form S-1, as amended (the "Original Registration Statement"), filed by the Company and certain additional registrants with the Securities and Exchange Commission relating to the proposed public offering of Senior Note Units and Senior Discount Note Units (collectively, the "Units"), and the registration statement on Form S-1 filed by the Company and certain additional registrants with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement, and collectively with the Original Registration Statement, the "Registration Statement") relating to the proposed public offering of additional Units (the "Additional Units"). Each Senior Note Unit consists of (i) one Senior Note due 2007 (such Senior Notes collectively, the "Senior Notes") to be issued pursuant to a Senior Note Indenture (the "Senior Note Indenture") to be executed by the Company, certain subsidiaries of the Company, as guarantors, and Bankers Trust Company, as trustee, and (ii) one Warrant (such Warrants collectively, the "Senior Note Warrants"), each Senior Note Warrant entitling the holder thereof to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be executed by the Company and Bankers Trust Company, as Warrant Agent. Each Senior Discount Note Unit consists of (i) one Senior Discount Note due 2007 (such Senior Discount Notes collectively, the "Senior Discount Notes," and together with the Senior Notes, the "Notes") to be issued pursuant to a Senior Discount Note Indenture (the "Senior Discount Note Indenture") to be executed by the Company, certain subsidiaries of the Company, as guarantors, and Bankers Trust Company, as trustee, and (ii) one Senior Discount Note Warrant (such Senior Discount Note Warrants collectively, the "Senior Discount Note Warrants," and together with the Senior Note Warrants, the "Warrants"), each Senior Discount Note Warrant entitling the holder thereof to purchase shares of Common Stock to be issued pursuant to the Warrant Agreement.

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Board of Directors
Orion Network Systems, Inc.
January 28, 1997
Page 2

                  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Original Registration Statement, as amended through the date hereof, and an executed copy of the 462(b) Registration Statement.

                  2. The form of the Senior Note Indenture, including the form of Senior Note, filed as Exhibit 4.1 to the Original Registration Statement.

                  3. The form of Senior Discount Note Indenture, including the form of Senior Discount Note, filed as Exhibit 4.2 to the Original Registration Statement.

                  4. The Form of Warrant Agreement, including the form of Senior Note Warrant and the form of Senior Discount Note Warrant, filed as Exhibit 4.5 to the Original Registration Statement.

                  5. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  6. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  7. The proposed form of Underwriting Agreement among the Company, Morgan Stanley & Co., Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, filed as
                        Exhibit 1.1 to the Original Registration Statement (the "Underwriting Agreement").

                  8. Resolutions of the Board of Directors of the Company, including resolutions adopted on January 14, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Units, the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") to be sold by the Company and arrangements in connection therewith.
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Board of Directors
Orion Network Systems, Inc.
January 28, 1997
Page 3

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, and the contract law of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the 462(b) Registration Statement, (ii) final action of the Board of Directors of the Company (or a duly appointed pricing committee thereof) approving the interest rate and other pricing terms of the Units, the Notes and the Warrants, (iii) due execution and delivery by the Company of the Underwriting Agreement, the Senior Note Indenture, the Senior Discount Note Indenture and the Warrant Agreement, (iv) sale and issuance of the Units pursuant to the terms of the Underwriting Agreement, issuance of the Senior Notes pursuant to the Senior Note Indenture, issuance of the Senior Discount Notes pursuant to the Senior Discount Note Indenture and issuance of the Warrants pursuant to the Warrant Agreement and (v) receipt by the Company of the consideration for the Units specified in the resolutions of the Board of Directors:

                  (1) the  Additional  Units,  and the  Notes  and the  Warrants
         comprising such Additional Units, will constitute binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Units, and the Notes and the Warrants comprising such Additional Units, are considered in a proceeding in equity or at law); provided, however, that we express no opinion with respect to Section 11.5 of the Warrant Agreement as incorporated in the Warrants and made a part thereof; and

                  (2) the Warrant Shares have been duly authorized by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrant Agreement as in effect on the date hereof, will be validly issued, fully paid and non-assessable.

                  The opinion expressed in paragraph (1) above shall be understood to mean only that if (i) there is a default in performance of an obligation, (ii) a failure to pay or other damage can be shown and (iii) the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

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Board of Directors
Orion Network Systems, Inc.
January 28, 1997
Page 4

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of the Securities" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                           Very truly yours,

                                           /s/  HOGAN & HARTSON L.L.P.
                                           HOGAN & HARTSON L.L.P.